Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2007 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Harris Interactive Inc.’s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Rochester, New York
March 20, 2008